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                                  Exhibit 4.2
                                  -----------


                             REGISTRATION AGREEMENT

     THIS REGISTRATION AGREEMENT (this "Agreement") is made as of February 18, 2000 by and among Design Automation Systems, Inc., a Texas corporation d/b/a EpicEdge (the "Company"), Edgewater Private Equity Fund III, L.P., a Delaware limited partnership ("Edgewater"), Aspen Finance Investors I, LLC, a Colorado limited liability company ("Aspen"), Fleck T.I.M.E. Fund, LP, a Connecticut limited partnership ("TIME"), Fleck Family Partnership II, LP, a Florida limited partnership ("Fleck Family"), LJH Partners LP, a Delaware limited partnership ("LJH"), Wain Investment, LLC, an Ohio limited liability company "Wain"), Gerald
C. Allen, an individual ("Allen"), and John Paul DiJoria, an individual ("DiJoria"; together with Edgewater, Aspen, TIME, Fleck Family, LJH, Wain and Allen are sometimes collectively referred to herein as the "Investors" and individually as an "Investor").

     Pursuant to a Stock Purchase Agreement of even date herewith (the "Purchase Agreement") by and among the Company and the Investors, the Investors will purchase shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"). In order to induce the Investors to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the Closing under the Purchase Agreement. Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in paragraph 9 hereof.

     The parties hereto agree as follows:

     1.   Demand Registrations.
          --------------------

          (a) Requests for Registration. Upon written request by any of the Investors, which request may not be made until the end of the fifth month after the date of the Closing under the Purchase Agreement (the "Notice"), the Company shall (i) file as soon as practicable after receipt of such Notice, but in no event later than thirty (30) days after the request therefor, a Registration Statement on Form S-3 (or any successor form) or any other appropriate form under the Securities Act (the "Demand Registration") covering all of the Registrable Securities and relating to resale of the Investors' Common Stock, and (ii) take all necessary actions to cause such registration statement to become effective within thirty (30) days of filing or as soon thereafter as is permissible by the Securities Exchange Commission. Each request for a Demand Registration shall specify that all of the Registrable Securities are requested to be registered and the anticipated per share price range for such offering. Within ten (10) days after receipt of any request for a Demand Registration, the Company will give written notice of such requested registration to all other holders of Registrable Securities and, subject to paragraph 1(b) below, will include in such registration all Registrable Securities. The holders of Registrable Securities shall be entitled to request an unlimited number of Demand Registrations in which the Company will pay all Registration Expenses.

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

          (b) Priority on Demand Registrations. The Company will not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the holders of a majority of the Registrable Securities included in such registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing (with a copy to each party hereto requesting registration of Registrable Securities) that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering, the Company will include in such registration, prior to the inclusion of any securities which are not Registrable Securities, the number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering; pro rata among the respective holders thereof on the basis of the number of shares of Registrable Securities that each holder has requested to be Registrable Securities included in such registration.

          (c) Selection of Underwriters. The Investors and the Company shall jointly select the investment banker(s) and managing underwriter(s) to administer an offering initiated as a Demand Registration. It is understood and agreed that the Company may delay the registration of Registrable Securities hereunder if such delay is requested in writing by such managing underwriter(s) or by any managing underwriter(s) jointly selected by the Investors and the Company with respect to any offering of equity securities by the Company.

          (d) Other Registration Rights. The Company will not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, which would be superior to or otherwise interferes with the Investors' registration rights hereunder; provided, however, the granting by the Company of registration rights to any other Person which would in any way limit the Investors' registration rights hereunder shall be subject to the approval of the Investor Representative (as defined in the Purchase Agreement). The Company represents and warrants to the Investors that no Person (as defined in the Purchase Agreement) has the right to register any equity securities of the Company which are superior to or would otherwise interfere with the Investors' registration rights hereunder except for the Persons and corresponding number of shares of Common Stock identified on Schedule A attached hereto and made a part hereof, whose registration rights are pari passu (but not superior) to those of the Investors (the registrable equity securities held by such Persons are referred to herein as the "Equal Securities").

     2.   Piggyback Registrations.
          -----------------------

          (a) Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration or a registration on Form S-4 or Form S-8 or any successor or similar forms ) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), whether or not for sale for its own account, the Company will give prompt

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written notice to all holders of Registrable Securities of its intention to effect such a registration and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the receipt of the Company's notice.

          (b) Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities will be paid by the Company in all Piggyback Registrations, whether or not consummated.

          (c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing (with a copy to each party hereto requesting registration of Registrable Securities) that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of such offering, the Company will include in such registration
(i) first, the securities the Company proposes to sell, and (ii) second, the Registrable Securities requested to be included in such registration and the Equal Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities and such Equal Securities on the basis of the number of shares that each holder has requested to be included in such registration. If, after giving effect to the inclusion in the applicable registration of the equity securities referred to in clauses (i) and (ii) above, there are additional equity securities of the Company available to be included in such registration, the Company shall be entitled to designate the Persons, if any, it would submit to the managing underwriter(s) for participation in such registration.

          (d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of the Company or on behalf of holders of the Company's securities other than holders of Registrable Securities (subject to Section 1(d) above), and the managing underwriters advise the Company in writing (with a copy to each party hereto requesting registration of Registrable Securities) that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, subject to paragraph 2(e) below, the Company will include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration, the Registrable Securities requested to be included in such registration and the Equal Securities requested to be included in such registration, pro rata among the holders on the basis of the number of shares that each holder has requested to be included in such registration, and
(ii) second, other securities requested to be included in such registration, pro rata among the holders of such securities.

          (e) General Priority Rule. Notwithstanding anything contained in this Agreement to the contrary, no holder of shares of any class of capital stock of the Company (other than holders of Equal Securities) shall be entitled to have their shares included in any Piggyback Registration if such inclusion shall reduce the number of shares includable by holders of Registrable Securities in such registration.

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

          (f) Other Registrations. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to paragraph 1 or pursuant to this paragraph 2, and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-4 or Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least three (3) months has elapsed from the effective date of such previous registration.

          (g) Company Election. Nothing contained herein shall restrict the Company from filing and causing a registration statement to become effective with respect to the Registrable Securities at any time.

     3.   Holdback Agreements.
          -------------------

          (a) Each holder of Registrable Securities agrees not to effect any public sale or distribution (including sales pursuant to Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) ("Rule 144")) of equity securities of the Company, or any securities, options or rights convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and the 90-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of any such underwritten registration), unless the underwriters managing the registered public offering otherwise agree or require.

          (b) Notwithstanding the provisions of Section 3(a) above, it is understood and agreed that any holder of Registrable Securities may from time to time transfer or recertificate all or a part of such holder's Registrable Securities (i) to a nominee identified in writing to the Company as being the nominee of or for such holder, and any nominee of or for a beneficial owner of Registrable Securities identified in writing to the Company as being the nominee of or for such beneficial owner may from time to time transfer or recertificate all or a part of the Registrable Securities registered in the name of such nominee but held as nominee on behalf of such beneficial owner, to such beneficial owner, (ii) to an Affiliate (as such term is defined in the Purchase Agreement) of such holder, or (iii) if such holder of Registrable Securities is a partnership or the nominee of a partnership, to a partner, retired partner, or estate of a partner or retired partner, of such partnership, so long as such transfer or recertification is in accordance with the transferee's interest in such partnership and is without consideration. The transfers or recertifications described in this Section 3(b) are sometimes referred to herein collectively as "Permitted Transfers" and the recipient of Registrable Securities in a Permitted Transfer is sometimes referred to herein as a "Permitted Transferee".

          (c) Except as specifically set forth in this Agreement, the Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and during the 120-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten

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registration or pursuant to registrations on Form S-4 or Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree, and (ii) to cause each holder of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

     4. Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

          (a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and thereafter use its best efforts and take all necessary action to cause such registration statement to become effective within thirty (30) days of filing or as soon thereafter (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review and approval of such counsel) and the Company will not file any registration statement or amendment thereto or any prospectus or any supplement thereto, including documents incorporated by reference, to which the holders of a majority of Registrable Securities covered by such registration statement shall reasonably object;

          (b) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until such time as each holder of Registrable Shares can freely trade such Registrable Shares without restriction under the Federal securities laws including, but not limited to, the Securities Act; (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

          (c) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller of Registrable Securities to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii)

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consent to general service of process in any such jurisdiction);

          (d) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, at the request of any such seller, the Company will prepare and furnish to such seller a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

          (e) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

          (f) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

          (g) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

          (h) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

          (i) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

          (j) permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the

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reasonable judgment of such holder and its counsel should be included;

          (k) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order;

          (l) obtain a comfort letter, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request; and

          (m) provide a legal opinion of the Company's outside counsel addressed to each holder of Registrable Securities included in such registration, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature.

     5. Registration Expenses. All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding underwriting discounts and commissions) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), will be borne by the Company, exclusive of underwriting discounts and commissions or fees of counsel of the sellers of Registrable Securities.

     6.   Indemnification.
          ---------------

          (a) The Company agrees to indemnify and hold harmless, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against any losses, claims, damages, liabilities, joint or several, to which such holder or any such director or officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained (A) in any registration statement, prospectus or preliminary prospectus or any amendment thereof or (B) in any application or other document or communication (in this paragraph 6 collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the

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Company or based upon written information furnished by or on behalf of the
Company filed in any jurisdiction in order to qualify any securities covered by such registration statement under the "blue sky" or securities laws thereof, or
(ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such holder and each such director, officer and controlling person for any legal or any other expenses incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information prepared and furnished to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

          (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify and hold harmless the Company, its directors and officers and each other Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages or liabilities, to which such holder or any such director or officer or controlling person may become subject under the Securities Act or otherwise, to the extent that such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) result from
(i) any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or in any application or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information prepared and furnished to the Company by such holder expressly for use therein and only to the extent such untrue statement or omission is made knowingly or recklessly by such holder, and such holder will reimburse the Company and each such director, officer and controlling Person for any legal or any other expenses incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the obligation to indemnify will be individual to each holder and will be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

          (c) Any Person entitled to indemnification hereunder will (i) give prompt

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written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided the indemnified party may participate in such defense at such party's expense. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

          (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

     7.   Participation in Underwritten Registrations.
          -------------------------------------------

          (a) No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or "green shoe" option requested by the managing underwriter(s)), except that no holder of Registrable Securities will be required to sell more than the number of Registrable Securities that such holder has requested the Company to include in any registration, and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such holder and such holder's intended method of distribution; and provided further that nothing contained in paragraph 7(a) or 7(b) shall alter the rights of any holder of Equal Securities pursuant to any registration or similar agreement with the Company.

          (b) Each Person that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph 4(e) above, such Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Person's receipt of the copies of a supplemented or amended prospectus as contemplated by such paragraph 4(e). In the event the Company shall give any such notice, the applicable time period mentioned in

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

paragraph 4(b) during which a Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this paragraph 7(b) to and including the date when each seller of a Registrable Security covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by paragraph 4(e).

     8. Current Public Information. At all times after the Company has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Company will file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder, and will take such further action as any holder or holders of Registrable Securities may reasonably request, all to the extent required to enable such holders to sell Registrable Securities pursuant to Rule 144 or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission.

     9.  Definitions.
         -----------

     "Registrable Securities" means (i) any Common Stock owned or held by the Investors or their Permitted Transferees, and (ii) any Common Stock issued or issuable directly or indirectly with respect to the securities referred to in clause (i) by way of stock dividend, stock conversion or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares constituting Registrable Securities, such shares will cease to be Registrable Securities when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act. For purpose of this Agreement, a Person will be deemed to be the holder of Registrable Securities whenever such person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.


     10.  Miscellaneous.
          -------------

(a) No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

          (b) Adjustments Affecting Registrable Securities. The Company will not take any action, or permit any change to occur, with respect to its securities which would adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

          (c) Remedies. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto shall have the right to injunctive relief, in addition to all of its other rights and remedies at law or in equity, to enforce the provisions of this Agreement.

          (d) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and the holders of a majority of the Registrable Securities.

          (e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns and Permitted Transferees. Notwithstanding the foregoing, the rights of the holders of any Registrable Securities (or any portion thereof) set forth herein shall inure only to the benefit of the holders of any Registrable Securities (or any portion thereof) and their Permitted Transferees (of all or any portion of the Registrable Securities), subject to the provisions respecting the minimum numbers or percentages of shares of Registrable Securities (or of such portion thereof) required in order to be entitled to certain rights, or take certain actions, contained herein.

          (f) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          (g) Counterparts. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement. One or more counterparts of this Agreement may be delivered by facsimile, with the intention that delivery by such means shall have the same effect as delivery of an original counterpart thereof.

          (h) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          (i) Governing Law. All issues concerning this Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision of rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Illinois.

          (j) Notices. Any and all notices or other communications required or permitted to be delivered hereunder shall be deemed properly delivered if (a) delivered personally, (b) mailed by first class, registered or certified mail, return receipt requested, postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by telecopy or telegram, to the parties as set forth below:

If to Edgewater:                           If to Fleck Family:
Edgewater Private Equity Fund III, L.P.    Fleck Family Partnership II, LP
900 N. Michigan Avenue                     1800 Second Avenue, Suite 799
14th Floor                                 Sarasota, FL 34230
Chicago, IL 60611                          Attn: Kathryn Fleck
Attn: Brian Thompson, Partner              Telecopy: (203) 422-1270
Telecopy: 312-649-8649

With a copy to:                      If to Allen:
Michael A. Nemeroff, Esq.            Gerald C. Allen
Vedder, Price, Kaufman & Kammholz    P.O. Box 3454 D
222 North LaSalle Street             Las Vegas, Nevada 89133
Suite 2600                           Telecopy: (713) 785-8530
Chicago, IL 60601-1003
Telecopy: (312) 609-5005             If to DiJorio:
                                     John Paul DiJorio
If to Aspen:                         P.O. Box 3454D
Aspen Finance Investors I, LLC       Las Vegas, Nevada 89133
100 Elk Run Drive, Suite 228         Telecopy: (310) 248-2831
Basalt, CO 81621
Attn:                                If to LJH:
Telecopy:                            LHJ Partners LP
                                     405 Lexington Avenue, 48th Floor
If to TIME:                          Attn: Doug Luke
Fleck T.I.M.E. Fund, LP              New York, NY 10174
289 Greenwich Avenue                 Telecopy: (212) 983-3174
Greenwich, CT 06830
Attn: Kathryn Fleck                  If to Wain:
Telecopy: (203) 422-2170             Wain Investment, LLC
                                     Tower East, Suite 600
                                     206000 Chagrin Blvd.
                                     Shaker Heights, OH 44122
                                     Attn: Norman Wain, c/o Sue Powers
                                     Telecopy: (216) 491-3995
If to the Company:

Design Automation Systems, Inc.
3200 Wilcrest Drive
Suite 370
Houston, Texas 77042-6018
Attn: Charles Leaver, President
Telecopy: (713) 784-2486

With a copy to:
Philip Shiekman, Esq.
Fox, Rothschild, O'Brien & Frankel, LLP
2000 Market Street
Tenth Floor
Philadelphia, Pennsylvania 19103-3291
Telecopy: (215) 299-2150

Either party may change the name and address of the designee to whom notice shall be sent by giving written notice of such change to the other party.

     IN WITNESS WHEREOF, the parties have executed this Registration Agreement as of the date first written above.


Design Automation Systems, Inc.              LJH PARTNERS LP, a Delaware limited
(d/b/a EpicEdge), a Texas corporation        partnership

By:   /s/ Charles H. Leaver,  Jr.            By:  Lamont Partners, LLC
   ------------------------------------
Its:  President                              Its: General Partner

Edgewater Private Equity Fund III, L.P.      By:   /s/ Douglas S. Luke
                                                --------------------------------
                                             Its: Managing Member
By:  Edgewater III Management, L.P.
Its: General Partner                         WAIN INVESTMENT, LLC, an Ohio
                                             limited liability company

By:  Gordon Management, Inc.                 By:   /s/ Norman Wain
                                                --------------------------------
Its: General Partner                         Its:  Managing Partner
                                                 -------------------------------

By:   /s/ James Gordon                             /s/ Gerald C. Allen
   ------------------------------------          -------------------------------
Its:  President                                     Gerald C. Allen

ASPEN FINANCE INVESTORS I, LLC, a                  /s/ John Paul DiJoria
                                                 -------------------------------
Colorado limited liability company                 John Paul DiJoria

By:   /s/ Howard S. Cohen
   ------------------------------------
Its:  Manager


FLECK T.I.M.E. FUND, LP, a Connecticut
limited partnership


By:   /s/ Kathryn Fleck
   ------------------------------------
Its:  Managing Partner

FLECK FAMILY PARTNERSHIP II, LP, a
Florida limited partnership


By:   /s/ Barry Fleck
   ------------------------------------
Its:  Managing Partner

                                       15